Exhibit 10.13

SUNRISE SENIOR LIVING, INC.

2008 OMNIBUS INCENTIVE PLAN, AS AMENDED

EXECUTIVE RESTRICTED STOCK AGREEMENT

Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, $0.01 par value (the “Stock”), to the Grantee named below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”), your employment agreement with the Company, and in the Company’s 2008 Omnibus Incentive Plan, as amended (the “Plan”).

Grant Date:

Name of Grantee:

Grantee’s Employee Identification Number:

Number of Shares of Stock Covered by Grant:

Purchase Price per Share of Stock: $0.01

By checking the “Read and Acknowledge Award Documents” box on the Morgan Stanley Smith Barney website, you agree to all of the terms and conditions described in this Agreement, your employment agreement with the Company and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement is inconsistent with the Plan. Certain capitalized terms used in this Agreement are defined in your employment agreement with the Company, and have the meaning set forth in such agreement.

Attachment

This is not a stock certificate or a negotiable instrument.

SUNRISE SENIOR LIVING, INC.

2008 OMNIBUS INCENTIVE PLAN, AS AMENDED

EXECUTIVE RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock”). The purchase price is deemed paid by your prior services to the Company. To the extent not yet vested, your Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, whether by operation of law or otherwise.

Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Stock under this Restricted Stock Agreement vests as to (i) ______ of such shares on the first anniversary of the Grant Date, (ii) ______ of such shares on the second anniversary of the Grant Date and (iii) ______ of such shares on the third anniversary of the Grant Date, in each case provided you then continue in Service.

Service for purposes of this Agreement shall be limited to Service as an employee of the Company or an Affiliate.

Forfeiture of Unvested Stock	Except as otherwise set forth in your employment agreement with the Company, in the event that your Service terminates for any reason, you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Termination of Service	Notwithstanding the vesting schedule set forth above, vesting of your Restricted Stock shall accelerate as set forth in your employment agreement with the Company upon your termination of Service under certain circumstances.

Leaves of Absence	For purposes of this Restricted Stock Agreement, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company or an Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Issuance	The issuance of the Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates. As your interest in the Stock vests as described above, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this grant. In the event that your employer determines that any federal, state, or local tax or withholding payment is required relating to the payment of dividends or the vesting of shares arising from this grant, your employer shall have the right to require such payments from you, or withhold such amounts from other payments due to you. Subject to the prior approval of the Compensation Committee, which may be withheld by the Compensation Committee, in its sole discretion, you may elect to satisfy this withholding obligation, in whole or in part, by causing the Company to withhold shares of Stock otherwise issuable to you or by delivering to the Company shares of Stock already owned by you. The shares of Stock so delivered or withheld must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Section 83(b) Election	Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date.

You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Change in Control	Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control, this award will become 100% vested if it is not assumed, or equivalent awards are not substituted for the award, by the Company or its successor.

Retention Rights	This Agreement does not give you the right to be retained or employed by the Company (or any of its Affiliates) in any capacity. The Company (and any Affiliate) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid with respect to such Stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Board may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Board may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued or an appropriate book entry is made.

Repurchase Rights	The Company has the right to reacquire any or all of the shares of Stock acquired pursuant to this Restricted Stock Grant for two years after such shares of Stock vest, at a price equal to the par value of such shares, (i) if you violate any agreement covering (a) non-competition with the Company or an Affiliate or (b) non-disclosure of confidential information of the Company or an Affiliate, (ii) if you are terminated for Cause or (iii) if, subsequent to termination of your service with the Company or an Affiliate, the Board determines that you committed acts or omissions which would have been the basis for a termination of your service for Cause had such acts or omissions been discovered prior to termination of your service. A notice of repurchase shall specify the date of closing of such repurchase, which shall be no later than 30 days from the date the Company exercises such right. In the event any such repurchase right is exercised, you shall be obligated to sell such stock to the Company. If the shares of Stock have been sold prior to the Board’s determination, you shall be required to pay to the Company an amount equal to the gross amount realized on such sale by you. This repurchase right is not considered a “repurchase” right for purposes of Section 18.3 of the Plan or this Agreement.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Legends

All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Further, the written statement required by Section 151(f) of the Delaware General Corporation Law to holders of Restricted

Stock held in book-entry form shall contain a similar legend.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

This Agreement, your employment agreement with the Company and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy

In order to administer the Plan, the Company or any Affiliate may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company and any Affiliate to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company and any Affiliate to process any such personal data. You also give explicit consent to the Company and any Affiliate to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company, any Affiliate and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the General Counsel at (703) 273-7500 to request paper copies of these documents.

Electronic Signature	All references to signatures and delivery of documents in this Agreement can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this

Agreement. Your electronic signature is the same as, and shall have the same force and effect as, your manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

By checking the “Read and Acknowledge Award Documents” box on the Morgan Stanley Smith Barney website, you agree to all of the terms and conditions described above, in your employment agreement and in the Plan.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

2. Description of property with respect to which the election is being made:

                     shares of common stock, par value $0.01 per share, of Sunrise Senior Living, Inc., a Delaware corporation, (the “Company”).

3. The date on which the property was transferred is                     , 201__.

4. The taxable year to which this election relates is calendar year 201_.

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $            per share, for a total of $            .

7. The amount paid by taxpayer for the property was $            .

8. A copy of this statement has been furnished to the Company.

Dated:                     , 201__

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

1	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.